                                                                 EXHIBIT (A)(7)

                  THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                   Articles Supplementary creating a series of
                         Auction Market Preferred Stock

         The First Australia Prime Income Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the board of directors of the Corporation by article fifth of its charter, the board of directors authorized the issuance of a series of up to 500 shares of its authorized preferred stock, par value $.01 per share, liquidation preference $100,000 per share, designated Auction Market Preferred Stock, Series F.

         SECOND: Pursuant to section 2-411 of the Maryland General Corporation law and authority granted by article fourth of the Corporation's by-laws, the board of directors of the Corporation has appointed a pricing committee (the "Pricing Committee") and has authorized such Pricing Committee to fix, consistent with and subject to, the authorization referred to in Article FIRST of these Articles Supplementary, the terms of the shares of Auction Market Preferred Stock, Series F.

         THIRD: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of such series of preferred stock are as follows:

                                   DESIGNATION

         Series F: A series of 500 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, is hereby designated "Auction Market Preferred Stock Series F." Each share of Auction Market Preferred Stock, Series F shall be issued on the Date of Original Issue (as herein defined); have an Initial Dividend Payment Date (as herein defined) of January 10, 1994; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Articles of Incorporation applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series F shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series F shall be identical.

         1.  Definitions.

             Capitalized terms not defined in this paragraph 1 shall have the respective meanings specified in paragraph 8(a) hereof. Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

             "`AA' Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency,

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as such 30-day rate is made available on a discount basis or otherwise by the
Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 30-day rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealers for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 30-day "AA" Composite Commercial Paper Rate, the 30-day "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer. "Interest Equivalent" as used herein means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security.

             "Accountant's Confirmation" has the meaning set forth in paragraph 7(b)(iii) hereof.

             "Administrator" means Prudential Mutual Funds Management, Inc. or any successor administrator to the Corporation who acts in such capacity.

             "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.

             "Agent Member" means the member of the Securities Depository that will act on behalf of a Beneficial Owner or a Potential Beneficial Owner.

             "AMPS" means the Auction Market Preferred Stock, Series F, and where appropriate, any other series of the Corporation's Auction Market Preferred Stock.

             "AMPS Basic Maintenance Amount" means, as of any date, the dollar amount equal to the sum of (a) $100,000 times the number of shares of AMPS then outstanding; (b) the aggregate liquidation preference of other Preferred Stock then outstanding, if any; (c) the Dividend Coverage Amount; (d) the aggregate Projected Dividend Amount; (e) the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed; (f) projected expenses of the Corporation for the next succeeding three-month period; and (g) the greater of $200,00 or the Corporation's current liabilities as of such date to the extent not otherwise reflected in any of (a) through (f) above. The Board of Directors shall have the authority, to the extent permitted by Maryland law, to adjust, modify, alter or change from time to time the elements comprising the AMPS Basic Maintenance Amount from those set forth in these Articles Supplementary if the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS.

             "AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to maintain the AMPS Basic Maintenance Amount (as required by paragraph 7(b) hereof) as of each Valuation Date, means the fifth Business Day following such Valuation Date.

             "ANNIE MAEs" are securities issued against mortgage pools by Australian National Mortgage Pool Agency Ltd., an affiliate of Security Pacific National Bank.

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             "Applicable Percentage has the meaning set forth under "Maximum
Applicable Rate" below.

             "Applicable Rate" has the meaning specified in paragraph 3(c)(i) below.

             "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended and restated from time to time, including as amended by these Articles Supplementary.

             "Auction" means each operation of the Auction Procedures.

             "Auction Agent" means Chemical Bank unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, paying agent and redemption agent.

             "Auction Agent Agreement" has the meaning specified in paragraph 3(c)(i) below.

             "Auction Date" has the meaning specified in paragraph 8(a) below.

             "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 8 below.

             "Australian Bank Bills" means bills of exchange (as defined in the Bills of Exchange Act of the Commonwealth of Australia) issued, accepted or endorsed by Australian banks with (x) in the case of S&P (i) a rating from S&P at least as high as S&P's then-current rating for the AMPS or (ii) in the case of any Bank Bill with a remaining term to maturity from the date of determination of 365 days or less, a rating from S&P at least as high as S&P's short-term rating comparable to its then-current rating for the AMPS and (y) in the case of Moody's (i) a long-term foreign currency debt rating from Moody's of at least Aa3 or (ii) in the case of any Bank Bill with a remaining term to maturity from the date of determination of 180 days or less, a rating from Moody's of Prime-1 or (iii) any other rating as Moody's shall approve in writing.

             "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian Government Securities, Australian Semi-Government Securities, Australian Bank Bills, Australian Eurobonds, Australian Exchangeable Eurobonds and Australian Short-Term Securities) provided, that such debt obligations shall not be deemed to be Eligible Portfolio Property by S&P unless they have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA- by S&P, (e) the security has a tender panel, (f) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security and (g) the security is issued by one of the following issuers:

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               (i)  issuers with a public long-term S&P rating or whose parent has a public long-term rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Corporate Bonds"). These issuers currently include:

                    FANMAC Premier Trust Co. No. 1-22 and any subsequent issues rated by
                    S&P - Australian Ratings
                    Ford Credit Australia
                    National Australia Bank
                    State Bank of Victoria
                    Custom Credit Corporation Ltd.

               (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service Payments ("Non-Guaranteed Corporate Bonds").

               In addition, if the determination is being made for S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist Australian Corporate Bonds issued by a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds from issues representing a single industry, (c) not more than 5% of the then-outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Australian Corporate Bonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with a then outstanding issue size of less than A$100 million.

               The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities and eligibility criteria as set forth above if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS.

               "Australian Currency" means such coin or currency of Australia as at the time shall be legal tender for payment of public and private debts, as well as cash deposits with Offshore Banking Units of Banque Nationale de Paris.

               "Australian Eurobonds"(including guaranteed and non-guaranteed Eurobonds) means debt securities which are denominated in Australian Currency, and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA- by S&P, (e) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security and
(f) the security is issued by one of the following issuers:

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               (i)  Issuers with a public long-term S&P rating or whose parent has a public long-term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Australian Guaranteed Eurobonds"). These issuers currently include:

                    Australian Telecon
                    Finnish Import Credit Corp.
                    National Australia Bank
                    State Bank of New South Wales
                    State Electricity of Victoria
                    Swedish Export Credit Corp.

               (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Australian Non-Guaranteed Eurobonds").

               In addition, if the determination is being made for S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Eurobonds from a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Eurobonds from issues representing a single industry, (c) not more than 5% of the then outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Australian Eurobonds held by the Corporation and included in S&P Eligible Portfolio Property shall be comprised of securities with an outstanding issue size of less than A$50 million.

               The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities and eligible criteria set forth above if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then current rating of the AMPS.

               "Australian Exchangeable Eurobonds" means securities which are denominated in Australian Currency issued by the New South Wales Treasury Corporation or the Queensland Treasury Corporation which confer upon the holder an option to exchange such securities for, respectively, a like principle amount of New South Wales Treasury Inscribed Stock or Queensland Treasury Corporation Inscribed Stock of identical maturity and coupon.

               "Australian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the Commonwealth of Australia with fixed maturities (i.e., no perpetuals) and in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the Commonwealth of Australia and is rated Aaa by Moody's or is guaranteed by the Government of the Commonwealth of Australia and is rated Aaa by Moody's (ii) is denominated and payable in Australian Currency or is convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.

               "Australian Ratings" means Australian Ratings Pty Ltd or its successors.

               "Australian Securities" means ANNIE MAEs, Australian Bank Bills, Australian Corporate Bonds, Australian Eurobonds, Australian Exchangeable Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Australian Short-term Securities, MMSs, MTCs, and NMMC Securities.

               "Australian Semi-Government Securities" means publicly traded semi-government securities with a fixed maturity (i.e., no perpetuals) issued by the following entities which, except as indicated are explicitly guaranteed by the Government of the Commonwealth of Australia or the respective Australian State and which, in the case of S&P, include Australian Exchangeable Eurobondsand in the case of Moody's are (i) either rated Aaa by Moody's or are guaranteed by either the Commonwealth of Australia and rated Aaa or any semi-sovereign Australian entity whose domestic currency long-term debt is rated Aaa by Moody's, (ii) are denominated and payable in Australian currency or are convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) are not a variable rate, indexed-linked, zero coupon or stripped security.

               1. Electricity Trust of South Australia, a body established under the Electricity Trust of South Australia Act 1946 (South Australia).

               2. Gas & Fuel Corporation of Victoria, a corporation established under the Gas and Fuel Corporation Act 1950 (Victoria).

               3. Melbourne & Metropolitan Board of Works, a board constituted under section 4 of the Melbourne & Metropolitan Board of Works Act 1958 (Victoria).

               4. New South Wales Treasury Corporation, a corporation constituted under section 4 of the Treasury Corporation Act 1983 (New South Wales), including its Australian Convertible Eurobond issues, in the case of S&P.

               5. A Territory authority being an authority within the meaning of that term under section 43 of the Northern Territory (Self Government) Act (Commonwealth) provided that the specific issue is guaranteed by the Treasurer of the Commonwealth of Australia.

               6. The State Electricity Commission of Qld a commission constituted under the Electricity Act 1976 (Qld).

               7. Queensland Treasury Corporation, a corporation established under the Treasury Corporation Act 1988 (Qld), including its Australian convertible Eurobond issues, in the case of S&P.

               8. South Australian Government Financing Authority, an authority established under the Government Financing Authority Act 1982 (South Australia).

               9. State Electricity Commission of Victoria, a commission established under the State Electricity Commission Act 1958 (Victoria).

               10. State Energy Commission of Western Australia, a commission established under the State Energy Commission Act 1979 (Western Australia).

               11. The Australian Telecommunications Commission, a commission established under section 4 of the Telecommunications Act 1975 (Commonwealth).

               12. (with respect to S&P only) and without any guarantee by the Commonwealth of Australia or the respective Australian State:
         Australian and Overseas Telecommunications Corporation, Limited.

               13. Victorian Public Authorities Finance Agency, an agency constituted under section 3 of the Victorian Public Authorities Act 1984 (Victoria).

               14. Australian Industry Development Corporation a body established under section 5 of the Australian Industries Development Corporation Act (Commonwealth).

               15. South Australian Finance Trust Limited, a body corporate proclaimed by the Governor of South Australia to be a semi-government authority pursuant to the Public Finance and Audit Act 1987 (South Australia).

               16. The Western Australian Treasury Corporation.

               17. Hydro-Electricity Commission of Tasmania.

               18. Tasmanian Public Finance Corp.

               19. Tasmanian Development Authority.

               20. Australian Trade Commission.

               21. (with respect to S&P only) FANMAC Premier Trust Co. (Nos. 1-22) and any subsequent issues rated by S&P - Australian Ratings.

               22. (with respect to S&P only) Australian Wool Corporation.

               23. Commonwealth Bank of Australia.

               24. State Bank of New South Wales.

               25. In the case of S&P, Australian Exchangeable Eurobonds.

               The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the list of securities as set forth above if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then current rating of AMPS.

               "Australian Short-Term Securities" means promissory notes and other short-term commercial paper issued by Australian institutions which, for purposes of S&P, are rated A-1+ by S&P or have a long-term rating from S&P at least as high as their then-current comparable rating of AMPS and, for purposes of Moody's, are rated Prime-1 by Moody's or have a long-term foreign currency debt rating from Moody's of at least Aa3 and a maturity of less than 270 days in the case of commercial paper.

               "Authorized Newspaper" means The Wall Street Journal, or if not published on such date, The New York Times, or if neither of such papers is published on such date, a newspaper, printed in the English language, of general circulation in the Borough of Manhattan, The City of New York, that carries financial news and is customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

               "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of AMPS or a Broker-Dealer that holds AMPS for its own account.

               "Board of Directors" means the Board of Directors of the Corporation or, except as used in paragraphs 3(a) and 6 hereof, any duly authorized and empowered committee thereof.

               "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close; provided, that for purposes of determining Valuation Dates, Cure Dates and any Failure to Cure, "Business Day" means a day on which the New York Stock Exchange and the Australian Stock Exchange Limited are open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York or in Sydney, Australia are authorized or obligated by law to close.

               "Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

               "Certificate of Minimum Liquidity" has the meaning specified in paragraph 7(c)(i) below.

               "Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means shares of the common stock, par value $.01 per share, of the Corporation.

               "Corporate Bonds" means debt obligations of U.S. corporations (other than Short-Term Money Market Instruments or U.S. Government Obligations) rated Aa or better by Moody's or AA or better by S&P, which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash,
(b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in Column 1 below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation, the Corporation shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                          Column 1              Column 2                     Column 3
                          --------              --------                     --------

                                                                     Maximum Percent of
                                           Maximum Percent of       Value of Corporation
                     Minimum Original     Value of Corporation        Assets, Including
                    Issue Size of Each      Assets, Including         Eligible Portfolio
                           Issue           Eligible Portfolio       Property, Invested in
                           -----          Property, Invested in        any One Industry
Rating (1)            ($ in millions)       any One Issuer (2)           Category (2)
----------                                  ------------------           ------------
Aaa/AAA .......            $100                   10.0%                     50.0%
Aa/AA .........             100                   10.0                      33.3

------------------

(1) In the event that a Corporate Bond has received a different rating from each of the Rating Agencies, the lower of the two ratings will be controlling. Rating designations include (+) or (-) modifiers to the rating where appropriate.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

               The Board of Directors shall be authorized to adjust, modify, alter or change from time to time the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the AMPS Basic Maintenance Amount to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles Supplementary if the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS.

               "Corporation" means The First Australia Prime Income Fund, Inc.

               "Custodian" means State Street Bank and Trust Company or any successor custodian to the Corporation who acts in such capacity.

               "Cure Date" means the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

               "Date of Original Issue" means, with respect to any share of AMPS, the date on which the Corporation originally issues such share.

         "Deposit Securities" means Cash, U.S. Government Obligations, Repurchase Agreements and Short-Term Money Market Instruments. Except for purposes of determining compliance with the AMPS Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

         "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table or such other factor required under the guidelines established by the Rating Agencies from time to time (it being understood that any asset held by the Corporation and not listed in the following table or as provided in writing by the Rating Agencies shall have a Discounted Value of zero):

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

Cash and Short-Term Money Market Instruments
     other than commercial paper with a
     remaining term to maturity equal to or
     less than 46 days                                    1.000(1)         1.000

     commercial paper with a remaining term
     to maturity equal to or less than 46
     days                                                 1.150            1.000

Repurchase Agreements                                     1.000            1.000

Australian Government Securities: with any
     current outstanding issue size and with
     a remaining term to maturity shorter
     than 46 days form the Valuation Date                 1.000(1)         1.000

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                        1.730            1.470

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years form the Valuation Date                        1.730            1.340

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                        1.520            1.340

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                       1.730     1.580

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                       1.730     1.436

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                       1.730     1.436

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                   1.730     1.608

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                   1.730     1.462

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                   1.520     1.462

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                   1.730     1.679

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.730      1.526

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.520      1.526

Australian Semi-Government Securities (3):
     with a current outstanding issue size
     and with a remaining term to maturity
     shorter than 46 days from the Valuation
     Date                                                1.000(1)   1.000

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                       1.730      1.639

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to $A150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                       1.730      1.490

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but more than 2
     years from the Valuation Date                       1.520      1.490

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                      1.730      1.745
                                       12

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                      1.730      1.586

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                      1.520      1.586

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                  1.730      1.773

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                  1.730      1.612

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                  1.520      1.612

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.730      1.844

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.730      1.676


     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

     maturity longer than 10 years but not
     more than 20 years from the Valuation
     Date                                                1.520      1.676
                     - 0 -

Australian Semi-Government Securities
     (Tasmanian) (4):
     with any outstanding issue size and with
     a remaining term to maturity shorter
     than 46 days from the Valuation Date                1.050      1.000

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                       1.820      1.694

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                       1.820      1.540

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity equal to or
     longer than 46 days but not more than 2
     years from the Valuation Date                       1.600      1.540

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                      1.820      1.800

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5 years from the
     Valuation Date                                      1.820      1.636

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 2
     years but not more than 5

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

     years from the Valuation Date                       1.600      1.636

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                  1.820      1.828

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                  1.820      1.662

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than 5
     years but not more than 10 years from
     the Valuation Date                                  1.600      1.662

                     - 0 -

     with a current outstanding issue size
     less than A$100,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.820      1.899

     with a current outstanding issue size of
     at least A$100,000,000 but less than or
     equal to A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.820      1.726

     with a current outstanding issue size
     greater than A$150,000,000 and with a
     remaining term to maturity longer than
     10 years but not more than 20 years from
     the Valuation Date                                  1.600      1.726

                     - 0 -

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

Australian Bank Bills:
     with maturities of less than or equal to
     46 days from the Valuation Date                     1.000(1)   1.000

     with maturities of 47-56 days from the
     last Valuation Date                                 1.350      1.400

     with maturities of 57-90 days from the
     Valuation Date                                      1.350      1.400

     with maturities of 91-180 days from the
     Valuation Date                                      1.350      1.450

Australian Currency                                      1.350*     1.570

Australian Guaranteed Eurobonds:
     with a current outstanding issue size
     less than or equal to A$50,000,000 with
     a remaining term to maturity of more
     than 56 days from the Valuation Date                ----       2.000

     with a current outstanding issue size
     exceeding A$50,000,000 with a remaining
     term to maturity of more than 56 days
     from the Valuation Date                             ----       1.900

     with any current outstanding issue size
     and with a remaining term to maturity of
     less than 56 days from the Valuation
     Date                                                ----       1.000

Australian Non-Guaranteed Eurobonds:
     with a current outstanding issue size
     less than or equal to A$50,000,000 with
     a remaining term to maturity of more
     than 56 days from the Valuation Date                ----       2.150

________________________

* If any Overseas Banking Unit constituting Australian Currency has a maturity of more than 46 days from the Valuation Date, the principal amount of the cash deposits shall be offset by an amount equal to the penalty for early withdrawal and in the event interest earned on any Overseas Banking Unit is not exempt from interest withholding tax, the Corporation may not include interest earned as a component of the value of the deposit unless taxes incurred on interest earned have been paid.

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

     with a current outstanding issue size
     exceeding A$50,000,000 with a remaining
     term to maturity of more than 56 days
     from the Valuation Date                             ----       2.000

     with any current outstanding issue size
     and with a remaining term to maturity of
     less than 56 days from the Valuation
     Date                                                ----       1.000

Guaranteed Australian Corporate Bonds:
     with a current outstanding issue size
     less than or equal to A$100,000,000 with
     a remaining term to maturity of more
     than 56 days from the Valuation Date                ----       1.700

     with a current outstanding issue size
     exceeding A$100,000,000 with a remaining
     term to maturity of more than 56 days
     from the Valuation Date                             ----       1.600

     with any current outstanding issue size
     and with a remaining term to maturity of
     less than 56 days from Valuation Date               ----       1.000

Non-Guaranteed Australian Corporate Bonds:
     with a current outstanding issue size
     less than or equal to A$100,000,000 with
     a remaining term to maturity of more
     than 56 days from the Valuation Date                ----       1.800

     with a current outstanding issue size
     exceeding A$100,000,000 with a remaining
     term to maturity of more than 56 days
     from the Valuation Date                             ----       1.700

     with any current outstanding issue size
     and with a remaining term to maturity of
     less than 56 days from Valuation Date               ----       1.000

Guaranteed Australian Corporate Bonds:
     with a current outstanding issue size
     less than or equal to A$150,000,000 with
     a remaining term to maturity of more
     than 56 days                                        ----       1.70

     with a current outstanding issue size
     exceeding A$150,000,000 with a remaining
     term to maturity of more than 56 days               ----       1.60

                                                         Moody's
                                                         Discount S&P Discount
Type of Eligible Portfolio Property                      Factor   Factor(2)
-----------------------------------                      ------   ---------

     with any current outstanding issue size
     and with a remaining term to maturity of
     less than 56 days                                   ----     1.00

Australian Exchangeable Eurobonds                        2.050    ____**

Non-Guaranteed Australian Corporate Bonds:
     with a current outstanding issue size
     less than or equal to A$150,000,000 with
     a remaining term to maturity of more
     than 56 days                                        ----     1.80

GNMA Certificates with fixed interest  rates             (5)      1.300

GNMA Certificates with adjustable interest rates         1.480    1.300

FHLMC and FNMA Certificates with fixed interest rates    (7)      1.350

FHLMC and FNMA Certificates with adjustable interest
     rates                                               1.610    1.350

FHLMC Multifamily Securities                                      1.650

FHLMC and FNMA Certificates with variable interest rates          1.350

GNMA Graduated Payment Securities                                 1.500(5)(6)(7)

U.S. Government Obligations having a remaining term to
     maturity of 90 days or less                         1.060    1.000

U.S. Government Obligations having a remaining term to
     maturity of more than 90 days but not more than
     one year                                            1.060    1.060

U.S. Government Obligations having a remaining term to
     maturity of more than 1 year but not more than two
     years                                               1.110    1.200

U.S. Government Obligations having a remaining term to maturity of more than two years but not more

____________________

**   Included in Australian Semi-Government categories.

                                                         Moody's
                                                         Discount   S&P Discount
Type of Eligible Portfolio Property                      Factor     Factor(2)
-----------------------------------                      ------     ---------

     to maturity of more than two years but
     not more than three years                           1.150      1.200

U.S. Government Obligations having a
     remaining term to maturity of more than
     three years but not more than four years            1.200      1.200

U.S. Government Obligations having a
     remaining term to maturity of more than
     four years but not more than five years             1.240      1.200

U.S. Government Obligations having a
     remaining term to maturity of more than
     five years but not more than seven years            1.290      1.250

U.S. Government Obligations having a
     remaining term to maturity of more than
     seven years but not more than 10 years              1.340      1.250

U.S. Government Obligations having a
     remaining term to maturity of more than
     10 years but not more than 15 years                 1.370      1.300

U.S. Government Obligations having a
     remaining term to maturity of more than
     15 years but not more than 20 years                 1.410      1.380

U.S. Government Obligations having a
     remaining term to maturity of more than
     20 years but not more than 30 years                 1.420      1.380

___________________________
(1) In the case of Moody's, the remaining term to maturity of Eligible Portfolio Property with a Moody's Discount Factor of 1.000 shall be measured from the last Valuation Date on which the AMPS Basic Maintenance Amount was met for the purpose of determining the number of shares of AMPS to be redeemed which would result in satisfaction of the AMPS Basic Maintenance Amount as contemplated by paragraph 5(b) hereof.

(2) Provided that in the case of S&P, the current outstanding issue size (as determined on each Quarterly Valuation Date) is equal to or greater than A$10,000,000.

(3) Excluding securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

(4) Securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

(5)  The Discount Factor determined therefor in writing by the Rating Agency.

(6) Unless the Rating Agencies shall agree in writing, GNMA Graduated Payment Securities with a coupon rate lower than 5% shall not be included in Eligible Portfolio Property.

(7) A Discount Factor of 1.50 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agencies.

                  The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Discount Factor as set forth above applied to determine the Discounted Value of any item of Eligible Portfolio Property or may specify from time to time a Discount Factor for any asset constituting Eligible Portfolio Property if each Rating Agency advises the Corporation in writing that the change or specification will not adversely affect its then-current rating of the AMPS.

                  "Discounted Value," with respect to any asset held by the Corporation, means the quotient of the Market value of such asset divided by the applicable Discount Factor; provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date; provided further that the Discounted Value of all Australian Securities and New Zealand securities shall be further discounted by the Discount Factor applicable to, respectively, Australian Currency and New Zealand currency.

                  "Dividend Coverage Amount," as of any date of determination, means:

                  (a) the aggregate of the product with respect to each series of AMPS of

                         (i) the number of shares of AMPS of each series outstanding on such date multiplied by $100,000,

                         (ii) the Applicable Rate in effect as of such date for each such series, and

                         (iii) a fraction, the numerator of which is the
                  number of days in the Dividend Period for each series ending on the next Dividend Payment Date (determined by including the first day thereof but excluding the last day thereof) and the denominator of which is 360;

                         plus

                  (b) dividends projected to accumulate from the last dividend payment date with respect to each series of Preferred Stock, not including the AMPS, until the next dividend payment date for such series;

                      plus

                  (c) dividends accumulated but unpaid for any prior dividend periods with respect to any shares of Preferred Stock;

                      less

                  (d) the combined value of any Dividend Coverage Assets irrevocably deposited by the Corporation for the payment of dividends on the AMPS and other Preferred Stock, if any.

                  "Dividend Coverage Assets," as of any date of determination, means Deposit Securities with maturity dates not later than the day preceding the next Dividend Payment Date; provided that if the applicable date of determination is a Dividend Payment Date, any Deposit Securities to be applied to the dividends payable on the AMPS on such date shall not be included in Dividend Coverage Assets.

                  "Dividend Payment Date", with respect to each series of AMPS, means each date of payment of dividends as provided in paragraph 3(b) below.

                  "Dividend Period" means the Initial Dividend Period and each subsequent Period commencing on a Dividend Payment Date and ending on and including the calendar day prior to the next Dividend Payment Date.

                  "Dollar" or "$" shall mean U.S. dollars. Amounts in Australian or New Zealand dollars shall be converted to U.S. dollars at the rates reported by Morgan Guaranty Trust Company for the date of determination or such other sources shall have been approved in writing by the Rating Agencies.

                  "Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Exchangeable Eurobonds, Australian Government-Securities, Australian Semi-Government Securities, Cash, U.S. Government Obligations, Repurchase Agreements, Short-Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities and, if the calculation is being made for S&P, Australian Eurobonds and Australian Corporate Bonds; provided, (i) if the determination is being made by Moody's, (x) that not more than 20% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist either of Australian Government and/or Australian Semi-Government Securities with a current outstanding Issue size less than A$150,000,000 and (y) not more than 10% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Semi-Government Securities described under items 17, 18 and 19 of such definition or Australian Exchangeable Eurobonds described under item 25 of such definition and (ii) if the determination is being made for S&P that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Valuation
Date); provided further, that if the determination is being made for S&P, not more than 10% in the aggregate of the total Discounted Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer (except that in the case of New South Wales Treasury Corporation, such percentage shall be 25%) and that not more than 20% in the aggregate of the total Market Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%). The Board of Directors shall have the authority to specify from time to time other assets as Eligible Portfolio Property if the Rating Agencies advise the Corporation in writing that the specification will not adversely affect their respective then-current ratings of the AMPS; it being understood that the components of Eligible Portfolio Property may differ between S&P and Moody's.

                  "Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Corporation that is listed as the holder of record of shares of AMPS in the record, of the Auction Agent.

                  "Failure to Cure" shall mean a failure by the Corporation to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, which failure is not cured by the relevant Cure Date.

                  "FANMAC Certificates" are securities issued by a trustee against housing loans made through the New South Wales Department of Housing and consist of a series of closed trusts or pools. The mortgage manager is the First Australian National Mortgage Acceptance Corporation Ltd. ("FANMAC"). FANMAC is owned partially by the Government of the State of New South Wales with the remainder owned by other institutions. The Government of the State of New South Wales has provided the FANMAC Trust with an assurance as to availability of funds to meet payments. The securities have been rated by Australian Ratings and S&P. FANMAC securities are subject to a call provision under which borrowers (mortgagors) can repay early and the investors in a particular pool can be repaid on a pro rata basis.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

                  "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one- to four-family residences.

                  "FHLMC Multifamily Security" means a "Plan B Multi-family Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first priority mortgages on multifamily residences containing 5 or more units and which are designed primarily for residential use, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair, or cause the AMPS to fail to retain, the rating assigned to such AMPS by each of the Rating Agencies, as evidenced by a letter to such effect from each of the Rating Agencies.

                  "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

                  "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one to four-family residences.

                  "Forward Contract" means a contract, entered into following a Failure to Cure, between the Corporation and a commercial bank or other financial institution whose short-term debt is rated at least A-l+ by S&P or whose long-term debt is rated all least AA by S&P (an "Eligible Bank"), which provides that the Corporation will sell a specified amount of Australian Currency to such Eligible Bank on a specified date for a specified amount of U.S. dollars. The date of payment in U.S. dollars shall not be later than the 30th day following the Valuation Date related to the Failure to Cure and the amount of U.S. dollars shall be sufficient to redeem all shares of AMPS required to be redeemed. On the Date of Original Issue and on each Quarterly Valuation Date thereafter, the Corporation will confirm in writing to S&P that the Corporation has a credit-line with an Eligible Bank (the "Credit Line Test"). The Credit Line Test shall be deemed to be satisfied on any date if the Corporation has delivered such confirmation to S&P on the Date of Original Issue or the most recent Quarterly Valuation Date, as the case may be. The Board of Directors shall have the authority, to the extent permitted by Maryland law, to adjust, modify, alter or change from time to time the elements comprising the Forward Contract from those set forth in these Articles Supplementary if S&P advises the Corporation in writing that the change will not adversely affect its then-current rating of the AMPS

                  "GNMA" means the Government National Mortgage Association, and includes any successor thereto.

                  "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing, level pay mortgage loans with terms up to 30 years, secured by first liens on one to four family residences.

                  "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with terms up to 30 years, with Payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four unit residences; provided that such loans shall be past the graduated payment period.

                  "GNMA Multifamily Security" means a fully modified certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage, level pay loans with terms up to 30 years secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the AMPS to fail to retain the rating assigned to such AMPS by each of the Rating Agencies as evidenced by a letter to such effect from each of the Rating Agencies.

                  "Holder" means a Person identified as a holder of shares of AMPS in the Stock Register.

                  "Independent Accountants" means the Corporation's independent accountants, which shall be a nationally recognized accounting firm.

                  "Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

                  (1) Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition;

                  (2) Automobile: Automotive Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers;

                  (3) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables;

                  (4) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil;

                  (5) Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development;

                  (6) Chemicals, Plastics and Rubber: Chemicals
         (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating;

                  (7) Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass;

                  (8)  Personal and Non-Durable Consumer Products (Manufacturing
         Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies;

                  (9)  Diversified/Conglomerate Manufacturing;

                  (10) Diversified/Conglomerate Service;

                  (11) Diversified Natural Resources, Precious Metals and
         Minerals: Fabricating, Distribution, Minerals and Sales;

                  (12) Ecological: Pollution Control, Waste Removal, Waste Treatment, Waste Disposal;

                  (13) Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology;

                  (14) Finance: Investment Brokerage, Leasing, Syndicating, Securities;

                  (15) Farming and Agriculture: Livestock, Grains, Produce, Agricultural Chemicals, Agricultural Equipment, Fertilizers;

                  (16) Grocery: Grocery Stores, Convenience Food Stores;

                  (17) Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment;

                  (18) Home and office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges;

                  (19) Hotels, Motels, Inns and Gaming;

                  (20) Insurance: Life, Property and Casualty, Broker, Agent, Surety;

                  (21) Leisure, Amusement, Motion Pictures, Entertainment:
         Boating, Bowling, Billiards, Musical Instruments, Fishing. Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution;

                  (22) Machinery (Non -Agriculture, Non- Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators;

                  (23) Mining, Steel, Iron and Non-Precious Metals: Coal, Cooper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales;

                  (24) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling;

                  (25) Personal, Food and Miscellaneous Services;

                  (26) Printing, Publishing and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable, Broadcasting Equipment;

                  (27) Cargo Transport: Rail, Shipping, Railroads, Rail-care Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport;

                  (28) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom;

                  (29) Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular;

                  (30) Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes;

                  (31) Personal Transportation: Air, Bus, Rail, Car Rental;

                  (32) Utilities: Electric, Water, Hydro Power, Gas,
         Diversified.

                  The Board of Directors shall have the authority to change the industry categories applicable with respect to the Corporation from those set forth in these Articles Supplementary if the Rating Agencies advise the Corporation in writing that the change will not adversely affect their respective then-current ratings of the AMPS.

                  "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b) below.

                  "Initial Dividend Period" has the meaning specified in paragraph 3(b) below.

                  "Investment Company Act" means the Investment Company Act of 1940 (15 U.S. Code (S) 80 et seq.), as amended from time to time.

                  "Lien" has the meaning set forth in paragraph 3(d)(iv) below.

                  "Market Value" means the amount determined with respect to specific assets of the Corporation in the manner set forth below, it being understood that Market Value shall include any interest accrued thereon but, in the case of Moody's, only if the next interest coupon on such asset is due and payable within 47 days of the Reporting Date, and that a designated Pricing Service may be used where indicated.

                  (a) as to Australian Securities, the Administrator or the Custodian shall value such securities at the last trade price quoted by a designated Pricing Service if such trade price reflects a trade on, or within 1 local business day prior to, the Reporting Date. If no such trade price is available, the Administrator or the Custodian shall value such securities, where practicable, at the bid prices or the mean between the bid and asked price quoted by a designated Pricing Service on the Reporting Date, or if such quotes are not readily available, at fair value as determined by a designated Pricing Service (or the Administrator or Custodian if the Rating Agencies so permit) using methods which include: consideration of yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. Either the Administrator or the Custodian or a designated Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Administrator or the Custodian or a designated Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids (both of which shall be in writing or by telecopy, telex or other electronic transcription, computer obtained quotation reduced to written form or similar means) provided to the Corporation, by two recognized securities dealers in Australia, with respect to Australian Securities, such securities dealers making a market in the applicable securities.

                  (b) as to GNMA Certificates, GNMA Graduated Payment Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the Pricing Service (or the Administrator or the Custodian, if the Rating Agencies so permit) shall value such securities as the product of (i) the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as of the close of business in New York City on the last Business Day prior to such date of determination and (ii) the lower of the bid prices for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted to the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein, with at least one such quotation in writing plus, (x) if the determination is being made for Moody's, accrued interest to the date of determination if the next interest coupon on such security is due and payable within 46 days of such date of determination and (y) if the determination is being made for S&P, accrued interest;

                  (c) as to Australian Currency and as to Cash, demand deposits (and in the case of S&P only, bankers' acceptances) included in Short-Term Money Market Instruments, the Administrator or the Custodian shall value such currency or securities as the face value thereof;

                  (d) as to next Business Day repurchase agreements, the face value thereof; and

                  (e) as to U.S. Government Obligations, the Administrator or the Custodian shall value such securities at the bid prices quoted by a designated Pricing Service or the mean between the bid and asked price quoted by a designated Pricing Service on the Reporting Date, or if such quotes are not readily available, at fair value as determined by a designated Pricing Service (or the Administrator or the Custodian, if the Rating Agencies so permit) using methods which include: consideration of yields or prices of assets of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. Either the Administrator, the Custodian or a designated Pricing Service may employ electronic data processing techniques and or a matrix system to determine valuations. In the event the Administrator or the Custodian or a designated Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids (at least one of which shall be in writing or by telecopy, telex or other electronic transcription, computer obtained quotation reduced to written form or similar means) provided for the Corporation by two nationally recognized securities dealers, who are members of the National Association of Securities Dealers selected by the Corporation and making a market therein.

                  Without amending the Articles of Incorporation, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agencies from that set forth in these Articles Supplementary and (ii) a method recognized by the Rating Agencies for calculating the Market Value of any asset identified as Eligible Portfolio Property may be specified if the Rating Agencies advise the Corporation in writing that the change or specification will not adversely affect their respective then-current ratings of the AMPS.

                  "Maximum Applicable Rate" at any Auction will be the rate obtained by multiplying the 30-day "AA" Composite Commercial Paper Rate on the date of such Auction by the Applicable Percentage determined as set forth below based on the lower of the credit rating or ratings assigned to the AMPS by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage will be based on such rating).

                                            Applicable
                       Credit Rating                              Percentage
     ---------------------------------------------------------------------------
             S&P                         Moody's
             ---                         -------

             AA-or Above              "aa3" or Above                 150%
             A- to A+                 "a3" to "al"                   160%
             BBB- to BBB+             "baa3" to "baa1"               250%
             Below BBB-               Below "baa3"                   275%

                  The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Tierce, Fenner & Smith Incorporated or its respective affiliates and successors, after consultation with the Corporation, shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

                  "Minimum Liquidity Level is met" means, as of any date of determination, that the aggregate Market Value of the Dividend Coverage Assets equals or exceeds the Dividend Coverage Amount.

                  "Moody's" means Moody's Investors Service, Inc. or its successors.

                  "MMSs" are mortgage-backed securities issued against mortgage pools by MGICA Securities Ltd., a wholly-owned subsidiary of AMP Society Ltd., an Australian insurance company, and rated by Australian Ratings.

                  "MTCs" are securities issued against specific mortgages by a trustee and are similar to "pass-through" certificates. MTCs are issued on a continuous basis, insured by Australian insurance companies against both mortgage default and an early call, and rated by Australian Ratings.

                  "New Zealand Securities" means those New Zealand government, semi-government and other securities determined from time to time in writing by the Rating Agencies.

                  "1940 Act AMPS Asset Coverage Ratio" means, as of `the date of determination, the ratio of the Fund's net assets to its senior securities representing indebtedness plus the liquidation value of its Preferred Stock, including the shares of AMPS.

                  "1940 Act AMPS Asset Coverage Requirement" means the requirement that the Corporation maintain, with respect to shares of AMPS, as of the last Friday of each month in which any shares of AMPS are outstanding, asset coverage of at least 200% with respect to senior securities representing indebtedness plus the liquidation value of its Preferred Stock, including the shares of AMPS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

                  "1940 Act Cure Date," with respect to the failure by Corporation to maintain the 1940 Act AMPS Asset Coverage Requirement (as required by paragraph 7(a) hereof) as of the Valuation Date of each month, means the last Valuation Date of the following month.

                  "NMMC Securities" National Mortgage Market Corporation Ltd. ("NMMC") has issued both AUSSIE MACs, which are medium term bearer securities, and National Mortgage Market Bonds. NMMC is a private company which is owned partially by the Government of the State of Victoria and partially by private institutions. Both AUSSIE MACs and National Mortgage Bonds are rated by Australian Ratings.

                  "Notice of Redemption" has the meaning specified in paragraph 5(f) below.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or Assistant Controller of the Corporation.

                  "Officers' Certificate" means a certificate signed by an officer of the Corporation.

                  "Offshore Banking Units" means cash deposits denominated in the currency of Australia deposited with an Australian branch of a foreign bank authorized to operate as an offshore banking unit by the Government of Australia's Australian Taxation office which, in the case of Moody's is (i) a branch carrying the same credit rating as the parent bank, (ii) is a deposit rated at least P-1 under circumstances in which the rating of the deposit is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia, or (iii) is a deposit held by a branch whose parent bank is rated at least Aa3/P-1 under circumstances in which the rating of the parent bank is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia and which, to date, are limited to cash deposits with an overseas banking unit of Banque Nationale de Paris.

                  "Other AMPS" means the auction market preferred stock or remarketed preferred stock or similar adjustable rate preferred stock of the Corporation other than the AMPS.

                  "Other Permitted Assets" means Australian Corporate Bonds, Australian Eurobonds, Australian Exchangeable Eurobonds, Australian Short-Term Securities, New Zealand Securities, FANMAC Certificates, NMMC Securities, MTCs, MMSs, ANNIE MAEs, GNMA Multifamily Securities and Corporate Bonds.

                  "Paying Agent" means Chemical Bank and its successors or any other paying agent appointed by the Corporation to perform the functions performed by the Paying Agent.

                  "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "Preferred Stock" means the preferred stock of the Corporation including the AMPS.

                  "Portfolio Calculation" shall have the meaning specified in paragraph 7 (b) (ii).

                  "Portfolio Valuation Report" means a report executed by the Corporation with respect to the valuation (in U.S. dollars) of the Eligible Portfolio Property, as described in paragraph 7 hereof; provided, that all or any portion of any such report may be prepared by the custodian for the Eligible Portfolio Property, EquitiLink Australia Limited, The Prudential Insurance Company of America, Prudential Mutual Fund Management, Inc. and or EquitiLink International Management Limited; provided further that such Portfolio Valuation Report may be delivered to the Auction Agent and the Rating Agencies in summary form, however, the Corporation shall retain a copy of the full Portfolio Valuation Report in its files and make such report available to its Independent Accountants and the Rating Agencies upon their request.

                  "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of AMPS but that wishes to purchase such shares, or that is a Beneficial owner that wishes to purchase additional shares of AMPS.

                  "Potential Holder" shall mean any Broker-Dealer or any such other Person as may be permitted by the Corporation, including any Existing Holder, who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

                  "Pricing Service" shall mean any of Reuters Information Services, Inc., Telerate Systems, Inc., Bloomberg L.P. or any other pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P and Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.

                  "Projected Dividend Amount" for the AMPS and other Preferred Stock, if any, shall mean, if the date of determination is a Valuation Date, the amount of dividends, based on the number of shares of AMPS and other Preferred Stock, if any, outstanding on such Valuation Date, projected to accumulate on such shares from the next succeeding Dividend Payment Date or Dates until the 63rd day after such valuation Date, at the following dividend rates:

                  (a) if the Valuation Date is the Date of Original issue or a Dividend Payment Date, for the period beginning on (and including) the first following Dividend Payment Dates and ending on (and including) the 63rd day following such Valuation Date, the product of 2.40 and (x) the Maximum Applicable Rate on the Date of Original Issue (in the case of the Date of Original Issue) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment Date); and

                  (b) if such Valuation Date is not the Date of Original Issue or a Dividend Payment Date, (i) for the period beginning on (and including) the first following Dividend Payment Dates and ending on (but not including) the sooner of the second following Dividend Payment Date for such shares or the 64th day following such Valuation Date, the product of 2.40 and (x) the Maximum Applicable Rate on the Date of Original Issue (in the case of a Valuation Date occurring prior to the first Auction Date) or (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date), (ii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.40 and the rate specified in clause (x) or
(y) above and (iii) for the period, if any, beginning on (and including) the third following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date the product of 2.94 and the rate specified in clause (x) or (y) above.

                  If the date of determination is not a Valuation Date, then the Projected Dividend Amount on such date of determination shall equal the Projected Dividend Amount therefor on the immediately Preceding Valuation Date, adjusted to reflect any decrease in the number of shares of AMPS outstanding. The calculation of the Projected Dividend Amount may be made on bases other than those set forth above if the Rating Agencies shall have advised the Corporation in writing that the revised calculation of the Projected Dividend Amount would not adversely affect their respective then-current ratings of the AMPS.

                  "Quarterly Valuation Date" means, so long as any shares or AMPS are outstanding, the last Valuation Date of January, April, July and October of each year.

                  "Rating" means a rating assigned by S&P or Moody's to a particular security or to a particular issuer; provided, however, in the case of S&P, a particular unrated security will be deemed to have received the rating S&P has assigned to a rated debt security if S&P shall have received a letter from the President, Vice President, or Treasurer of the Corporation certifying that the unrated issue it identical to the rated issue in respect of (i) its terms, (ii) its ranking, (iii) its issuer and (iv) guarantees and any other support mechanisms provided by the issuer or any third party to enhance the credit of the rated security; and

                  "Rating Agencies" means Moody's and S&P or their successors so long as such rating agency is then rating the AMPS.

                  "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined.

                  "Repurchase Agreements" means, repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate under which the Fund buys such securities from counterparties who agree to buy back such securities within one Business Day from the date such repurchase obligations were entered into where the counterparty is either (i) a depository institution the deposits of which (x) are insured by the Federal Deposit insurance Corporation or the Federal Savings and Loan Insurance Corporation (y) the commercial paper or other unsecured short-term debt obligations of which are rated Prime-1 by Moody's and A-1+ by S&P, and (z) the long-term debt obligations of which are rated at least A-2 by Moody's; or (ii) broker-dealer registered as such with the Securities and Exchange Commission under the Securities Act of 1934, as amended, (x) the commercial paper or other unsecured short-term debt obligation of which are rated Prime-1 by Moody's and A-1+ by S&P and (z) the long-term debt obligations of which are rated at least A-2 by Moody's.

                  "Securities Depository" means The Depository Trust Company and any successor thereto.

                  "Scheduled Payment Day" has the meaning specified in paragraph 3(b) below.

                  "Short-Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Corporation of such instrument the remaining term to maturity thereof is not more than 30 days:

                  (a) demand deposits in, certificates of deposit of, and (in the case of S&P only) bankers' acceptances issued by, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated Prime-1 by Moody's and A-1+ by S&P and are issued by institutions whose long-term debt obligations are rated at least A-2 by Moody's;

                  (b) commercial paper rated at the time of the Corporation's investment therein Prime-1 by Moody's and A-1+ by S&P and issued by institutions where long-term debt obligations are rated at least A-2 by Moody's; provided, however, that in the case of Moody's such commercial paper must have a maturity of 270 days or less.

                  "S&P" means Standard & Poor's Corporation or any successor thereto.

                  "Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent of Existing Holders of AMPS.

                  "Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

                  "Subsequent Dividend Period, has the meaning specified in paragraph 3(b) below.

                  "Substitute Commercial Paper Dealers" means such substitute commercial paper dealer or dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

                  "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized securities rating agency or two nationally recognized securities rating agencies, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliate or successor, in consultation with the Corporation to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.

                  "Type I Corporate Bonds" as of any date means Corporate Bonds whose Moody's rating is Aaa and whose S&P rating is AAA as of such date.

                  "Type II Corporate Bonds" as of any date means Corporate Bonds whose Moody's rating is at least Aa and whose S&P rating is at least AA+ to AA-as of such date.

                  "U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

                  "Valuation Date" means each Friday or, if such day is not a Business Day, the next preceding Business Day, provided, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, that such date shall not be earlier than 4 Business Days prior to, and not later than, the Date of Original Issue.

                  "Voting Period" has the meaning specified in paragraph 6 (b) below.

         2. Fractional Shares. No fractional shares of AMPS shall be issued.

         3.       Dividends.


                  (a) Holders of shares of AMPS shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum (determined as set forth below) payable on the respective dates set forth

                  (b) Dividends on the shares of AMPS shall accumulate from the Date of Original Issue. Accumulated dividends shall be payable commencing on January 10, 1994 (the 21st day after the Date of Original Issue), with respect to the Auction Market Preferred Stock,

Series F (hereinafter, the "Initial Dividend Payment Date"); and on each day thereafter which is the last day of each succeeding 7 day period after such date. If any such last day (the "Scheduled Payment Day") is not a Business Day, dividends payable on such Scheduled Payment Day shall be paid on the first Business Day succeeding such Scheduled Payment Day. Any date on which a dividend on the AMPS is payable pursuant to this paragraph 3(b) is herein called a "Dividend Payment Date". The period beginning on (and including) the Date of Original Issue and ending on (but not including) the Initial Dividend Payment Date is referred to herein as the "Initial Dividend Period". Each successive period commencing on and including, the Dividend Payment Date for the previous Dividend Period and ending on and including the calendar day preceding the next succeeding Dividend Payment Date is referred to herein as a "Subsequent Dividend Period" and the Initial Dividend Period and each Subsequent Dividend Period together are sometimes referred to herein as "Dividend Periods". The record date for the payment of dividends on each series of AMPS will be the Auction Date immediately preceding the Dividend Payment Date.

                           (c) (i) The Applicable Rate for the Auction Market Preferred Stock, Series F shall be 3.5% per annum for the Initial Dividend Period. For the purpose of calculating the rate of dividends per annum payable on shares of AMPS (the "Applicable Rate") for each Subsequent Dividend Period the Corporation shall enter into an agreement with the Auction Agent (the "Auction Agent Agreement"). The Applicable Rate on the shares of AMPS for each Subsequent Dividend Period shall be determined by the Auction Agent in accordance with the Auction Agent Agreement, which shall provide that the Auction Agent will follow the Auction Procedures described in paragraph 8 hereof to determine the Applicable Rate. In the event there is no Auction Agent on the Business Day prior to the first day of a Dividend Period, the Applicable Rate for such Dividend Period shall be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Corporation, on such Business Day. If no Auction is held on any Auction Date for any other reason, the Applicable Rate for the Dividend Period beginning on the Business Day following such Auction Date shall be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Auction Agent (or, if there is no Auction Agent, by the Corporation), on such Business Day. The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the Auction Agent Agreement.

                           (ii) The amount of dividends per share payable on shares of AMPS for each Dividend Period or part thereof shall be determined by the Corporation and shall be an amount equal to $100,000 per share of AMPS multiplied by the product of (1) the Applicable Rate for such Dividend Period and (2) a fraction, the numerator of which shall be the actual number of days in such Dividend Period or part thereof and the denominator of which shall be 360. All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with 0.5 cents being rounded up.)

                           (iii) If the Corporation fails to deposit, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on any Dividend Payment Date for any series of AMPS an amount sufficient to pay the dividends (whether or not earned or declared) payable on such Dividend Payment Date for any series of AMPS or (B) on any redemption date for any series of AMPS an amount sufficient to redeem on such date fixed for redemption the shares of such series as to which notice of redemption has been given (including an amount equal to dividends thereon, whether or not earned or declared, accumulated but unpaid to such redemption date), then, in either case, beginning with the Dividend Payment Date or redemption date, as the case may be, on which such failure occurs and continuing until the Dividend Payment that is or immediately follows the date the Corporation remedies such failure as provided in the third sentence of this paragraph, the Applicable Rate for each Dividend Period for the series to which such Dividend Payment Date or such redemption date relates shall be equal to 275% of the "AA" Composite Commercial Paper Rate in effect on the second Business Day preceding the first day of such Dividend Period. Notwithstanding the foregoing, if the Corporation remedies such failure by depositing, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, on the first, second or third Business Day following such Dividend Payment Date or date fixed for redemption, as the case may be, an amount equal to (x) the unpaid dividends or unpaid redemption payments plus (y) a late charge computed at an annual rate of 275% of the "AA" Composite Commercial Paper Rate in effect on the second Business Day preceding the date of such failure applied to the amount of such unpaid dividends or unpaid redemption payments based on the number of days elapsed from the applicable Dividend Payment Date or date fixed for redemption to the date on which funds for such dividends or redemption payments are deposited with the Paying Agent divided by 360, then the Applicable Rate for the then-current Dividend Period will be that established on the immediately preceding Auction Date. If, subsequent to the three-Business Day grace period referred to in the preceding sentence, the Corporation remedies such failure to pay dividends or the redemption payments by depositing with the Paying Agent all amounts required by the first sentence of this paragraph plus all dividends (computed at the rate specified in the first sentence of this paragraph) accumulated (whether or not earned or declared) but unpaid to the Dividend Payment Date that is or immediately precedes the date of such remedy, then the Applicable Rate in respect of each Dividend Period commencing after such remedy will be determined in accordance with the Auction Procedures until such time as there is another failure to pay either dividends or the redemption payments with respect to shares of AMPS. In the event of any such remedy described in the preceding sentence, the Corporation will, not more than 30 nor less five Business Days prior to the next Auction Date, notify the Auction Agent, all Holders and the Securities Depository in writing of the date of the next Auction.

             (d) (i) The Corporation will not issue any other series or class of stock which is senior to the AMPS. The Corporation will not issue any series or class of stock which is on a parity with the shares of AMPS unless it has been advised in writing by the Rating Agencies that such issuance will not adversely affect their respective then-current rating of the AMPS. No Holders of shares of AMPS shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in this paragraph 3, on shares of AMPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on any shares of AMPS that may be in arrears.

               (ii) For so long as shares of AMPS are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the corporation ranking junior to the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the shares of AMPS as to dividends or upon liquidation), unless, in each case, immediately thereafter, (A) the AMPS Basic Maintenance Amount would be met, (B) the 1940 Act AMPS assets Coverage Requirement would be met, (C) all mandatory redemptions of shares of Preferred Stock pursuant to paragraph 5(b) hereof have been completed,
     (D) the Minimum Liquidity Level would be met and (E) all accumulated and unpaid dividends for all past dividend periods for all Preferred Stock shall have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities have been set apart for their payment). Prior to the payment of any such dividend or other distribution, the Corporation will provide the Auction Agent and the Rating Agencies with a Portfolio Valuation Report (which may be the regular weekly report) and a certificate demonstrating compliance with the foregoing conditions.

               (iii) Any dividend payment made on the shares of AMPS shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

               (iv) For so long as any shares of AMPS are outstanding, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens") upon any of its Eligible Portfolio Property, except for (A) Liens the validity of which are being contest in good faith by appropriate proceedings, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered by the Auction Agent in connection with the AMPS and (D) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Corporation's stated investment objective, policies and restrictions.

          (e) Not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities constitution immediately available funds in an amount sufficient to pay the dividends that are payable on such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date in immediately available funds.

          (f) Dividends in arrears for any past Dividend Period may be declared and paid to the Holders at any time, without reference to any regular Dividend Payment Date.

          (g) For dividends paid in respect of any fiscal year of the Corporation, any dividends declared on the AMPS shall be paid first from earned surplus, to the extent thereof, and then from any other legally available source, and any dividends declared on the Common Stock shall be paid from earned surplus or other sources to the extent not distributed to the Existing Holders. Further, for dividends paid in respect of any fiscal year of the Corporation, any dividends declared on AMPS shall be paid from current and accumulated earnings and profits (within the meaning of the Internal Revenue Code of 1986, as amended (the "Code")) to the extent available, pro rata from investment company taxable income (as that term is defined in section 852(b)(2) of the Code and before taking into account the deduction for dividends paid) and from net capital gain (as that term is defined in Code section 1222(11)). To the extent current and accumulated earnings and profits remain after satisfying the Existing Holders, dividends paid in respect of any fiscal year of the Corporation declared on the Common Stock shall be paid from current and accumulated earnings and profits, from investment company taxable income (before the deduction for dividends paid) and from net capital gain, to the extent not distributed to Existing Holders. Distributions of net capital gain of the Corporation for a taxable year to Existing Holders and holders of Common Stock shall be designated by the Corporation as capital gain dividends (under Code section 852(b)(3)) in the same proportion as net capital gain of the Corporation for the taxable year in respect of which the distribution is made is distributed to such Existing Holders and holders of Common Stock. Designations of foreign taxes deemed paid by stockholders (pursuant to Code section 853) shall be made in the same proportion as income subject to such taxes is distributed to stockholders for the taxable year in respect of which the distribution is made. The Board of Directors or any duly authorized committee thereof may change the allocation of income and/or designations described herein, if, in its sole judgment, it deems it advisable to do so for the purpose of maintaining the qualification of the Corporation as a regulated investment company for federal income tax purposes and or to avoid tax consequences which, in the sole judgement of the Board of Directors, would be adverse to the corporation or its stockholders.

     4.   Liquidation Rights

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of shares of AMPS shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the AMPS as to liquidation payments, a liquidation distribution in the amount of $100,000 per share, plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), but such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

          (b) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all outstanding shares of AMPS shall be insufficient to permit the payment in full of such Holders of the amounts to which they are entitled, then such available assets shall be distributed among the Holders of shares of Preferred Stock, including the AMPS, ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full.

          (c) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease or exchange by the Corporation of all or substantially all of its property and assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4.

     5.   Redemption

          Shares of the AMPS shall be redeemable by the Corporation as provided below:

          (a) To the extent permitted under the Investment Company Act and Maryland law, the corporation at its option, upon filing with the Commission, mailing and publishing a Notice of Redemption as described in paragraph 5 (f) hereof, may redeem shares of AMPS, in whole or in part, on the next succeeding scheduled Dividend Payment Dates for those shares of AMPS called for redemption, out of funds legally available therefor, at a redemption price equal to $100,000 per share plus an amount equal to dividends thereon (whether or not earned or declared) accumulated to but unpaid through the date fixed for redemption. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders of shares of AMPS by reason of the redemption of their shares on such redemption date.

          (b) The Corporation shall redeem, at a redemption price of $100,000 per share plus accumulated but unpaid dividends through the date of redemption, shares of AMPS to the extend permitted under the Investment Company Act and Maryland law, on the date fixed by the Board of Directors applicable to those shares of AMPS called for redemption, if the Corporation fails to maintain the AMPS Basic Maintenance Amount or 1940 Act AMPS Asset Coverage Requirement, as the case may be, and such failure is not cured on or before the cure Date as reflected in a Portfolio Valuation Report delivered to the Auction Agent and the Rating Agencies and confirmed by the Corporation's Independent Accountants. The number of shares to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the satisfaction of the AMPS basic Maintenance Amount or the 1940 Act AMPS Asset Coverage Requirement, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all shares of AMPS together with all shares of other Preferred Stock subject to redemption or retirement then outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS together with all shares of other Preferred Stock subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the amount required to achieve (x) the 1940 Act AMPS Asset Coverage Requirement, pro rata among the AMPS and any other Preferred Stock and (y) the AMPS Basic Maintenance Amount, pro rata, among the AMPS and any Other AMPS. The

Corporation shall effect such redemption not later than 30 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all the required number of shares of AMPS which are subject to mandatory redemption, the next Dividend Payment Date with respect to any share to be redeemed is more than 30 days after such cure Date or the Corporation otherwise is unable to affect such redemption on or prior to such 30th day, the Corporation shall redeem those shares of AMPS which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

          (c) So long as the AMPS shall be rated by Moody's, the Corporation shall, by the fifth Business Day after a Failure to Cure, be required to hold an amount, composed of Cash or any other asset constituting Eligible Portfolio Property which has a Moody's Discount Factor as of such fifth Business Day of
1.000 and which matures prior to the date set for redemption which as an aggregate Discounted Value at least equal to the redemption payment for the shares of AMPS to be redeemed; provided, however, that this obligation may be satisfied by depositing Cash in trust as contemplated by paragraph 5(h) below; and provided further that the Corporation shall sell assets prior to such fifth Business Day if necessary to meet the requirements of this paragraph (c), it being understood that in no event shall it sell any asset prior to maturity which had a Moody's Discount Factor of 1.000 measured as of the last Valuation Date on which the AMPS Basic Maintenance Amount was met if it would be necessary to utilize such asset in order to make any redemption payment contemplated by this paragraph 5.

          (d) Notwithstanding the other provisions of this paragraph 5, no shares of AMPS may be redeemed other than as specified below, unless all accumulated and unpaid dividends on all outstanding shares of AMPS and other Preferred Stock for all past dividend periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends; provided, however, that the Corporation without regard to such limitations, (x) may redeem, purchase or otherwise acquire shares of AMPS (A) with other Preferred Stock as a whole, pursuant to an optional redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of AMPS and other Preferred Stock, and (y) shall redeem, purchase or otherwise acquire shares of AMPS with other Preferred Stock as a whole if required pursuant to a mandatory redemption, to the extent permitted under the Investment Company Act, Maryland law and the Articles of Incorporation.

          (e) If fewer than all the outstanding shares of AMPS are to be redeemed, the shares to be redeemed shall be identified by the Board of Directors by lot, on a pro rata basis, or in such other manner as will not discriminate unfairly against any record holder of shares of such AMPS.

          (f) Whenever shares of AMPS are to be redeemed, the Corporation shall, not fewer than 30 days prior to the applicable redemption date, file with the Commission as required under the Investment Company Act, a written notice of redemption (a "Notice of Redemption"). The Notice of Redemption shall be (i) mailed by first-class mail, postage prepaid, to each holder of shares of AMPS to be redeemed, and (ii) published by the corporation in an Authorized Newspaper, not fewer than 15 nor more than 20 days prior to such redemption date. Not fewer than five nor more than 10 days before such mailing date, the Corporation shall mail the Notice of Redemption to the Paying Agent. Each Notice of Redemption shall state (A) the series of

AMPS or Other AMPS to be redeemed, (B) the redemption date, (C) the redemption price, (D) the place or places where such AMPS are to be redeemed, (E) that dividends on the shares to be redeemed will cease to accumulate on such redemption date, (F) the provision of these Articles Supplementary under which the redemption is being made, (G) if less than all the outstanding shares of AMPS are to be redeemed, the number of shares to be redeemed and the basis upon which the shares to be redeemed are to be selected and (H) the CUSIP number or numbers of the shares to be redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

          (g) On each redemption date, the Securities Depository shall surrender the certificate evidencing the shares of AMPS. Each Holder of shares of AMPS that were called for redemption shall then be entitled to receive payment of the redemption price for each share. If fewer than all of the shares represented by such certificate are to be redeemed, the Corporation shall issue a new certificate for the shares not redeemed.

          (h) If the Corporation shall give a Notice of Redemption, then by 12:00 noon, New York City time, on the Business Day next preceding the date fixed for redemption the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to redeem the shares of AMPS to be redeemed. In such event the Corporation shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders of the shares of AMPS called for redemption upon the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. The Deposit Securities deposited with the Paying Agent pursuant to the immediately preceding sentence and the shares of AMPS to be redeemed and funds deposited with a paying agent with irrevocable instructions to pay the redemption price with respect to any other shares of Preferred Stock for which a notice of redemption has been duly given shall be excluded from the calculation of the AMPS Basic Maintenance Amount, the 1940 Act AMPS Asset Coverage Ratio, and the 1940 Act AMPS Asset Coverage Requirement. Upon the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders of the shares of AMPS so called for redemption shall cease and terminate except the right of the Holders thereof to receive the redemption price thereof inclusive of accumulated but unpaid dividends, but without any interest, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the shares of AMPS called for redemption on such date and any remaining Deposit Securities. Any assets so deposited which are unclaimed at the end of one year from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the Holders of the shares of AMPS so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

          (i) Shares of AMPS that have been redeemed, purchased or otherwise acquired by the Corporation may not be reissued, shall not be deemed outstanding, and shall be retired and cancelled. Shares with respect to which a Notice of Redemption has been given as provided in paragraph 5(e) above shall not be deemed outstanding for purposes of the Auction Procedures set forth in paragraph 8 hereof.

          (j) In addition to redemption rights expressly established under these Articles Supplementary, the Corporation may repurchase shares of AMPS to the extent now or hereafter permitted by the laws of the State of Maryland and by the Investment Company Act.

          (k) If the Corporation shall not have funds legally available for the redemption of all the shares of the AMPS to be redeemed on any redemption date (or is otherwise legally unable to effect such redemption), the Corporation shall redeem on such redemption date the number of shares of AMPS as it shall be legally able to redeem, ratably from each Existing Holder whose shares are to be redeemed and the remainder of the shares of the AMPS required to be redeemed shall be redeemed, as provided in paragraph 5(b) above.

     6.   Voting Rights

          (a) General. Each holder of AMPS shall be entitled to one vote for each share held on each matter on which the holders of the AMPS are entitled to vote and, except as otherwise provided in the Articles of Incorporation, these Articles Supplementary or by law, the holders of the AMPS and the Common Stock shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of stockholders of the Corporation at which directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors; provided, further, however, that the identity of the two directors representing the holders of outstanding shares of preferred Stock may be designated by the Board of Directors until the first meeting of the Corporation's stockholders at which holders of shares of Preferred Stock shall be entitled to vote for the election of directors.

          (b)  Right to Elect Majority of Board of Directors.

               (i) During any period in which (A) dividends on any outstanding Preferred Stock of any series shall be due and unpaid in an amount equal to two full years' dividends; or (B) the Corporation fails to redeem any shares of Preferred Stock that are required to be redeemed pursuant to paragraph 5(b) above or that would have been so redeemed but for the requirement that redemption be made out of legally available funds, or (C) holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation (the "Voting Period"), the number of directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the two directors elected by the holders of Preferred Stock pursuant to paragraph 6(a) above, will constitute a majority of the total number of directors so increased; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional directors of the Corporation who, together with the two directors elected by the holders of Preferred Stock pursuant to paragraph 6(a) above, will constitute a majority of the total number of directors of the Corporation so increased. The terms of office of the persons who are directors at the time of the election shall continue.

               (ii) If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock of all series for all past dividend periods and if the Corporation has remedied any failure to redeem shares of Preferred Stock that are required to be redeemed pursuant to paragraph 5(b) above, and holders of no other series of Preferred Stock are entitled to elect a majority of the directors of the Corporation the Voting Period and the voting rights stated in this paragraph 6(b) shall cease, and the terms of office of all additional directors elected by the holders of Preferred Stock (but not of the directors elected by the holders of Common Stock or the two directors regularly elected by the holders of Preferred Stock as provided in paragraph 6(a) shall terminate automatically, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described in clauses (A), (B), or (C) of paragraph 6(b)(i).

          (c)  Voting Procedures

               (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect directors pursuant to paragraph 6(b), the Corporation shall call a special meeting of, and mail a notice to, such holders of shares of Preferred Stock. Such special meeting shall be held not less than 10 nor more than 80 days after the date of mailing of such notice. If the Corporation fails to send such notice, the meeting may be called by any holder of shares of Preferred Stock on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day in which such notice is given. At any such special meeting and at each meeting which directors are elected held during a Voting Period, the holders of shares of Preferred Stock, voting together as a class (to the exclusion of the holders of shares of Common Stock), shall be entitled to elect the number of directors prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of shares of Preferred Stock, present in person or by proxy or any officer of the Corporation present entitled to preside or act as Secretary of such meeting shall have the power to adjourn the meeting without further notice to a date not more than 120 days after the original record date for such meeting.

               (ii) For purposes of determining any rights of the holders of shares of Preferred Stock to vote on any matter, whether such right is created by the Articles of Incorporation, these Articles Supplementary, by statute or otherwise, no holder of shares of Preferred Stock shall be entitled to vote and no share of Preferred Stock shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as they case may be, such share shall have been redeemed or called for redemption as provided in paragraph 5(e) and sufficient Deposit Securities with maturities on or prior to the redemption date shall have been deposited in trust with the Paying Agent to effect such redemption.

               (iii) The directors elected by the holders of shares of Preferred Stock pursuant to paragraph 6(b) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of shares of Preferred Stock outstanding. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the holders of shares of Preferred Stock) may be filled only by vote of the holders of at least a majority of shares of Preferred Stock outstanding, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the holders of shares of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall be filled as provided in the Corporation's By-Laws.

               (iv) At any time when the holders of shares of Preferred Stock become entitled to elect additional directors pursuant to paragraph 6(b), the maximum number of directors fixed by the By-Laws of the corporation or otherwise shall automatically be increased by the number of such additional directors if required; and at such time as the holders of shares of Preferred Stock shall no longer be entitled to elect directors pursuant to paragraph 6(b), such exact number shall automatically be decreased by the number by which they were increased by reason of this provision.

          (d) Corporate Acts. So long as any shares of AMPS are outstanding, the Corporation shall not, subject to the requirements of the Investment Company Act and Maryland law, without the affirmative vote or consent of the holders of at least two-thirds of the votes of the shares of AMPS outstanding at the time, either in person or by proxy, either in writing or at a meeting (voting separately as one class) in addition to any vote required by Article Fifth of the Articles of Incorporation: (x) amend, alter or repeal the provisions of the Articles of Incorporation including these Articles Supplementary, whether by merger, consolidation or otherwise , so as to materially and adversely affect any right, preference, privilege or voting power of such shares of AMPS or the Holders thereof, or (y) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of any such indebtedness, provided, however, that the Corporation may authorize the issuance of indebtedness for borrowed money, for temporary or emergency purposes or for the clearance of transactions, in an aggregate amount not to exceed the lesser of $10,000,000 or 10% of the aggregate liquidation preference of the shares of AMPS outstanding at any one time without any such consent or approval, provided that, with or without the consent or approval of the holders, such action would not result in the lowering of the then-current rating of the shares of AMPS by the Rating Agencies (as evidenced in writing by the Rating Agencies); provided that any increase in the amount of the authorized AMPS or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the AMPS will not be deemed to materially and adversely affect such rights, preference, privileges or voting powers unless such issuance would cause the Corporation not to satisfy the 1940 ACT AMPS Asset Coverage Requirement or the AMPS Basic Maintenance Amount.

          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of AMPS shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of AMPS or the Corporation fails to redeem any shares of AMPS which it is required to redeem, or any other event occurs which requires the mandatory redemption of AMPS and the required Notice of Redemption has not been given, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the Holders have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

          (f) Notification to Rating Agencies. In the event a vote of holders of AMPS is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notifying the Rating Agencies that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

     7.   Asset and Liquidity Coverage.

          (a)  1940 Act AMPS Asset Coverage Requirement.

          The Corporation shall maintain, as of the last Valuation Date of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage Requirement. The calculation of the 1940 Act AMPS Asset Coverage Ratio shall be included in each Portfolio Valuation Report.

          (b)  AMPS Basic Maintenance Amount.

               (i) For so long as any shares of AMPS are outstanding, the Corporation will maintain, on each Valuation Date, as evidenced by the completion of a Portfolio Valuation Report, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, each as of such Valuation Date.

               (ii) On or before 10:00 a.m. New York City time on the fourth Business Day after (A) the Date of Original Issuance, (B) each Quarterly Valuation Date thereafter, (c) any Valuation Date on which the Corporation shall fail to meet the AMPS Basic Maintenance Amount, (D) any Valuation Date on which it cures its failure to satisfy the AMPS Basic Maintenance Amount, (E) any Valuation Date on which it fails to meet AMPS Basic Maintenance Amount by 25% or more, or (F) any Valuation Date as may be specified by S&P, the Corporation shall complete and deliver to Moody's and S&P and the Auction Agent, in the case of clauses (A) and (B) and to the relevant Rating Agency, in the case of clauses (C)-(F), a Portfolio Valuation Report as of the relevant Valuation Date. In addition, on or before 5:00 p.m., New York City time, on the first business Day after a date on which shares of Common Stock are repurchased by the Corporation, the Corporation will also complete and deliver to the Auction Agent, S&P and Moody's a Portfolio Valuation Report as of the close of business on the date the Common Stock was repurchased. All such Portfolio Valuation Reports shall be deemed to have been delivered to Moody's, S&P or the Auction Agent upon receipt of a copy or telecopy or other electronic transcription thereof it on the same day the Corporation mails the Portfolio Valuation Report for delivery on the next possible Business Day. A failure by the Corporation to deliver a Portfolio Valuation Maintenance Report as contemplated by this paragraph 7(b)(ii) shall be deemed to be a delivery of a Portfolio Valuation Maintenance Report indicating a failure to satisfy the Portfolio Valuation Amount.

                           (iii) Within seven Business Days after the required date of delivery of the initial Portfolio Valuation Report or any Portfolio Valuation Report delivered with respect to a Quarterly Valuation Date in accordance with paragraph 7(b)(ii) above, the Corporation shall deliver to the Auction Agent and the Rating Agencies a report or reports (the "Accountant's Confirmation") reviewing the portfolio calculations, prepared by the Corporation's Independent Accountants, relating to such Portfolio Valuation Report (as well as to any other Portfolio Valuation Report randomly selected by the Independent Accountants that was prepared during the quarter ending on such Quarterly Valuation Date) substantially to the effect that (A) the Independent Accountants have read such Portfolio Valuation Report (each, a "Report"); (B) with respect to the 1940 Act AMPS Asset Coverage Ratio, AMPS Basic Maintenance Amount and Minimum Liquidity Level, the result of the calculations set forth in each Report have been recalculated and are numerically correct; (C) with respect to the excess or deficiency of the aggregate Discounted Value of the Eligible Portfolio Property amount when compared to the AMPS Basic Maintenance Amount, the results of the calculation set forth in each Report have been recalculated and are numerically correct: (D) with respect to the excess or deficiency of the Dividend Coverage Assets amount when compared to the Minimum Liquidity Level, the result of the calculations set for in each Report have been recalculated and are numerically correct; (E) with respect to (x) any trade price, bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided to the Corporation for purposes of valuing securities in the Corporation's portfolio, the Independent Accountant has compared the price used in such Report to the trade price, the bid or mean price listed in such Report as provided to the Corporation and verified that such information agrees; (y) with respect to the lower of two bid prices provided to the Corporation for purposes of valuing securities in the portfolio, the Independent Accountants have compared the price used in each Report with the lower of the two bid prices listed in the Report and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their report of such differences); and (F) that the assets listed in each Report conform with the definition of Eligible Portfolio Property. If any letter reviewing the portfolio calculations delivered pursuant to this paragraph shows that an error was made in an Portfolio Valuation Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Auction Agent, S&P and Moody's.

                           (iv) For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Investment Manager will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Investment Manager, the effect of any such alteration would be to cause the Corporation to have Eligible Portfolio Property with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Eligible Portfolio Property exceeded the AMPS Basic Maintenance Amount by 25% or less, the Investment Manager will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Eligible Portfolio Property unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Eligible Portfolio Property would exceed the AMPS Basic Maintenance Amount.

                  (c)      Liquidity Coverage.

                           (i) As of each Valuation Date as long as any shares of AMPS are outstanding, the Corporation shall determined (A) the Market Value of the Dividend Coverage Assets owned by the Corporation as of that Valuation Date, (B) the Dividend Coverage Amount on that Valuation Date, and (C) whether the Minimum Liquidity Level is met as of the Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The Portfolio Valuation Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Corporation shall cause the Certificate of Minimum Liquidity to be delivered to the Auction Agent not later than the close of business on the third Business Day after the Valuation Date. The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date, which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to the Auction Agent when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

                           (ii) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Dividend Coverage Assets (with the proceeds from the liquidation of Eligible Portfolio Property or otherwise) to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to the Auction Agent a Certificate of Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Dividend Coverage Assets as of such fifth Business Day.

                  (d) Calculation of AMPS Basic Maintenance Amount; Accounting Treatment.

                           (i) Eligible Portfolio Property of the Corporation shall be determined on an accrual basis in accordance with customary practice under which Eligible Portfolio Property purchased and not yet received are so reflected as Eligible Portfolio Property.

                           (ii) Dividends on the Common Stock which are payable in Common Stock shall, after the effective date of any election by a holder of Common Stock to receive such dividend, be excluded from current liabilities.

                           (iii) Withholding taxes with respect to interest earned on any asset of the Corporation if such interest is not included in Eligible Portfolio Property, shall be excluded from current liabilities.

                           (iv) With respect to Eligible Portfolio Property sold by the Corporation as of or prior to the Valuation Date, (x) if the determination is being made for Moody's, the sales price of such property will be reflected as Cash or Australian Currency, as appropriate, in Eligible Portfolio Property, to the extent that such receivable is due and payable within 5 Business Days (determined as for a Valuation Date) and is not subject to any dispute and (y) if the determination is being made for S&P, the Market Value of such Property will be reflected in Eligible Portfolio Property and will be discounted at the appropriate Discount Factor.

                  (e) Other Permitted Assets. In addition to Eligible Portfolio Property, the Corporation may own Other Permitted Assets and may also own other securities, if the inclusion of any such type of other securities is deemed by the Board of Directors to be in the best interest of the Corporation. Other Permitted Assets and such other securities may be included in Eligible Portfolio Property if the Rating Agencies have advised the Corporation in writing that the inclusion of such Other Permitted Assets or other securities in Eligible Portfolio Property would not adversely affect their respective then-current ratings of the shares of AMPS.

                  8.       Auction Procedures.

(a)      Certain Definitions.

                  As used in this Paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

                           (i) "AMPS" shall mean the shares of AMPS being auctioned pursuant to this Paragraph 8.

                           (ii) "Auction Date" shall mean the first Business Day preceding the first day of a Dividend Period.

                           (iii) "Available AMPS" shall have the meaning specified in Paragraph 8(d)(i) below.

                           (iv) "Bid" shall have the meaning specified in Paragraph 8 (b)(i) below.

                           (v) "Bidder" shall have the meaning specified in Paragraph 8(b)(i) below.

                           (vi)     "Hold Order" shall have the meaning
         specified in Paragraph 8 (b) (i) below.

                           (vii) "Maximum Applicable Rate" at any Auction will be the rate obtained by multiplying the 30-day "AA" Composite Commercial Paper Rate on the date of such Auction by the Applicable Percentage determined as set forth below based on the lower of the credit rating or ratings assigned to the AMPS by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, the percentage will be based on such rating).

                                                               Applicable
                         Credit Ratings                        Percentage
                         --------------                        ----------
        S&P                         Moody's
        ---                         -------
        AA-- or Above               "aa3" or Above             150%
        A- to A+                    "a3" to "al"               160%
        BBB- to BBB+                "baa3" to "baa1"           250%
        Below BBB-                  Below "baa3"               275%


The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or if neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

                           (viii) "Order" shall have the meaning specified in Paragraph 8(b)(i) below.

                           (ix)     "Sell Order" shall have the meaning
         specified in Paragraph 8 (b) (i) below.

                           (x) "Submission Deadline" shall mean 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

                           (xi) "Submitted Bid" shall have the meaning specified in Paragraph 8(d)(i) below.

                           (xii) "Submitted Hold Order" shall have the meaning specified in Paragraph 8(d)(i) below.

                           (xiii) "Submitted Order" shall have the meaning specified in Paragraph 8(d)(i) below.

                           (xiv) "Submitted Sell Order" shall have the meaning specified in Paragraph 8(d)(i) below.

                           (xv) "Sufficient Clearing Bids" shall have the meaning specified in Paragraph 8(d)(i) below.

                           (xvi) "Winning Bid Rate" shall have the meaning specified in Paragraph 8(d)(i) below.

                  (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

                           (i) Unless otherwise permitted by the Corporation, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial owners. A Broker-Dealer may also hold shares of AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

                           (A) each Beneficial owner may submit to its Broker-Dealer information as to:

                                  (1) the number of outstanding shares, if any, of AMPS held by such Beneficial owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                                  (2) the number of outstanding shares, if any, of AMPS held by such Beneficial owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial owner; and/or

                                   (3) the number of outstanding shares, if any,
                  of AMPS held by such Beneficial owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                           (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of outstanding shares, if any, of AMPS which each such Potential Beneficial owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

                  For the purposes hereof, the communications by a Beneficial Owner or Potential Beneficial owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, or the communications by a Broker-Dealer on behalf of a Beneficial owner or Potential Beneficial Owner to the Auction Agent, of information referred to in clause (A) or (B) of this Paragraph 8(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account and each Broker-Dealer placing an Order on behalf of a Beneficial Owner or Potential Beneficial Owner, is hereinafter referred to as a "Bidder"; an order containing the information referred to in clause (A)(1) of this Paragraph 8(b)(i) or clause
(C) of Paragraph 8(b)(ii) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) of this Paragraph 8(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this Paragraph 8(b)(i) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

                           (ii)(A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                                  (1) the number of outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                                  (2)  such number or a lesser number of
                  outstanding shares of AMPS to be determined as set forth in Paragraph 8(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                                  (3) a lesser number of outstanding shares of AMPS to be determined as set forth in Paragraph 8(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                           (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                               (1) the number of outstanding shares of AMPS specified in such Sell order; or

                               (2)     such number or a lesser number of
                  outstanding shares of AMPS to be determined as set forth in Paragraph 8(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                           (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                               (1) the number of outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                               (2)     such number or a lesser number of
                  outstanding shares of AMPS to be determined as set forth in Paragraph 8(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

                  (c)      Submissions of Orders by Broker-Dealers to Auction
                           Agent.

                           (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

                           (A) the name of the Bidder placing such order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);

                           (B) the aggregate number of outstanding shares of AMPS that are the subject of such Order;

                           (C) to the extent that such Bidder is an Existing
         Holder:

                               (1) the number of outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

                               (2)     the number of outstanding shares, if
                  any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                                 (3) the number of outstanding shares, if any, of AMPS subject to any Sell order placed by such Existing Holder; and

                           (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

                           (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

                           (iii) If an Order or Orders covering all of the outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                           (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                           (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding shares of AMPS held by such Existing Holder; provided that if more than on Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the Aggregate, cover exactly the number of outstanding shares of AMPS held by such Existing Holder;

                           (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to an including the excess of the number of outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS of AMPS subject to any Hold Order referred to in Paragraph 8(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specified the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of Paragraph 8(c)(iv)(A) above and of the foregoing portion of this Paragraph 8(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this Paragraph 8(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

                           (C) any Sell order shall be considered valid up to an including the excess of the number of outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in Paragraph

         8(c)(iv)(A) and Bids referred to in Paragraph 8(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each Sell orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.

                           (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified.

                           (vi) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

                  (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                           (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

                           (A) the excess of the total number of outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

                           (B) from the Submitted Orders whether the number of outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rate per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                                 (1) the number of outstanding shares of AMPS
                  that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                                 (2) the number of outstanding shares of AMPS
                  that are subject to Submitted Sell orders;

                                 If such excess or such equality exists
                  (other than because the number of outstanding shares of AMPS in clauses (1) and (2) above are each zero because all of the outstanding shares of AMPS are the subject of Submitted Hold Orders), then "Sufficient Clearing Bids" exist; and

                           (C) If Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                                 (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other submitted bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and

                                 (2)   each Submitted Bid from Potential
                  Holders specify the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids.

         would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

                           (ii) Promptly after the Auction Agent has made the determinations pursuant to Paragraph 8(d)(i), the Auction Agent shall advise the Corporation of Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                           (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

                           (B) if Sufficient Clearing Bids do not exist (other than because all of the outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

                           (C) if all the outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be 90% of the 30-day "AA" Composite Commercial Paper Rate.

                  (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

                  Based on the determinations made pursuant to Paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                           (i) If Sufficient Clearing Bids have been made, subject to the provisions of Paragraph 8(e)(iii) and Paragraph 8(e)(iv), Submitted Bids and Submitted Sell orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                           (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the outstanding shares of AMPS that are the subject of such Submitted Sell order or Submitted Bid;

                           (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the outstanding shares of AMPS that are the subject of such Submitted Bid;

                           (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

                           (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of outstanding shares of AMPS ("Remaining Shares") equal to the excess of Available AMPS over the number of outstanding shares of AMPS subject to Submitted Bids described in Paragraph 8(e)(i)(B) and Paragraph 8(i)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of outstanding shares of AMPS held by such Existing Holder subject to such Submitted bid and the denominator of which shall be the sum of the numbers of outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

                           (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of outstanding shares of AMPS subject to Submitted Bids described in Paragraph 8(e)(i)(B), Paragraph 8(e)(i)(C) and Paragraph 8(e)(i)(D) by (y) a fraction the numerator of which shall be the number of outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

                           (ii)  If Sufficient Clearing Bids have not been made
(other than because all of the outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of Paragraph 8(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                     (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the outstanding shares of AMPS that are the subject of such Submitted Bid;

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

                  (B) the Submitted Aid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the outstanding shares of AMPS that are the subject of such Submitted Bid; and

                  (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of share of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of outstanding shares of AMPS subject to Submitted Bids described in Paragraph 8(e)(ii)(A) and Paragraph 8(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

                       (iii) If, as a result of the procedures described in Paragraph 8(e)(i) or Paragraph 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by an Existing Holder or Potential Holder on such Auction Date so that each outstanding shares of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

                       (iv) If, as a result of the procedures described in Paragraph 8(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent, in such manner as in its sole discretion it shall determine, shall allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.

                       (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of the outstanding shares of AMPS to be purchased and the aggregate number of outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of outstanding shares to be purchased and such aggregate number of outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, outstanding shares of AMPS.

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

         9.       Miscellaneous

                  (a) To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of the Articles Supplementary to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Beneficial owners of shares of AMPS and if such inconsistency or ambiguity reflects an incorrect provision thereof then the Board of Directors may authorize the filing of a Certificate of Correction.

                  (b) A Beneficial owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in Paragraph 8 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or Broker-Dealer (acting on its own behalf or on behalf of a Beneficial Owner), if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation. All of the outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

                  (c) The Corporation will exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms not materially less favorable to the Corporation than the terms of the Auction Agent Agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors on December 13, 1988.

                  (d) The Corporation will use its best efforts to maintain a rating of the AMPS from each of the Rating Agencies.

                  (e) All notices or communications, unless otherwise specified in the By-laws of the Corporation or the Articles Supplementary, will be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice will be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

                  (f) So long as any shares of AMPS are outstanding, the Corporation will not engage in "short sales" or "hedging" or enter into "futures contracts" or "option contracts" (other than Forward Contracts) with respect to the Eligible Portfolio Property.

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IN WITNESS WHEREOF, THE FIRST AUSTRALIA PRIME INCOME FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 15th day of December, 1993, and its President acknowledges that these Articles Supplementary are the act and deed of The First Australia Prime Income Fund, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                             THE FIRST AUSTRALIA PRIME INCOME
                                             FUND, INC.



                                              By: /s/ Brian M. Sherman
                                                  ----------------------------
                                                  Brian M. Sherman, President



ATTEST:

/s/ Margaret A. Bancroft
------------------------
Assistant Secretary

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